QuickLinks -- Click here to rapidly navigate through this document

As filed with the Securities and Exchange Commission on July 24, 2003.

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
under
THE SECURITIES ACT OF 1933

BRUKER BIOSCIENCES CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	04-3110160 (IRS Employer Identification Number)
40 Manning Road Billerica, Massachusetts 01821 (Address of Principal Executive Offices)

BRUKER BIOSCIENCES CORPORATION
AMENDED AND RESTATED 2000 STOCK OPTION PLAN
(Full title of the Plan)

Frank H. Laukien, Ph.D.
Chairman, President and Chief Executive Officer
Bruker BioSciences Corporation
40 Manning Road
Billerica, MA 01821
(Name and address of agent for service)

(978) 663-3660
(Telephone number, including area code, of agent for service)

copy to:
Richard M. Stein
Nixon Peabody LLP
101 Federal Street
Boston, Massachusetts 02110
(617) 345-1000

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee

Amended and Restated 2000 Stock Option Plan	1,346,282	$5.00(2)	$6,731,410(2)	$545
Common Stock, par value $.01 per share	2,785,718	$5.505(3)	$15,335,377(3)	$1,241

(1)
Also registered hereunder are such additional number of shares of common stock, presently indeterminable, as may be necessary to satisfy the antidilution provisions of the Plan to which this Registration Statement relates.

(2)
Computed solely for the purpose of calculating the registration fee under Rule 457(h) under the Securities Act on the basis of the weighted average exercise price of the outstanding options.

(3)
Computed solely for the purpose of calculating the registration fee under Rule 457(h) under the Securities Act on the basis of the average of the high and low selling price per share of the Registrant's common stock on the Nasdaq National Market on July 18, 2003.

NOTE

        This Registration Statement is being filed solely for the purpose of registering 4,132,000 additional shares of common stock of Bruker BioSciences Corporation (the "Company") issuable pursuant to the Company's Amended and Restated 2000 Stock Option Plan (the "Plan") originally adopted in 2000. The total number of shares issuable under the Plan is 6,320,000 as of July 1, 2003, of which 2,188,000 shares were previously registered on Form S-8 (Reg. No. 333-47836). Pursuant to Instruction E to Form S-8, the contents of the Bruker Daltonics Inc. Registration Statement on Form S-8 (Registration No. 333-47836) are incorporated herein by reference.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

        The validity of the authorization and issuance of the shares of common stock offered hereby will be passed upon by Nixon Peabody LLP, Boston, Massachusetts, counsel to the Company. Richard M. Stein, a partner in the law firm of Nixon Peabody LLP, beneficially owns shares of the Company's common stock and options to purchase shares of the Company's common stock and also serves as Secretary and a Director of the Company.

ITEM 8. EXHIBITS

Number	Description
5.1	Opinion of Nixon Peabody LLP
23.1	Consent of Ernst & Young LLP
23.2	Consent of Nixon Peabody LLP (included as part of its opinion filed as Exhibit 5.1 and incorporated herein by reference)
24.1	Powers of Attorney (included on the signature page of this Form S-8 and incorporated by reference)

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Billerica in The Commonwealth of Massachusetts on July 24, 2003.

BRUKER BIOSCIENCES CORPORATION
By:	/s/ FRANK H. LAUKIEN, PH.D. Frank H. Laukien, Ph.D. Chairman, President and Chief Executive Officer

        KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Frank H. Laukien and Laura Francis and each of them, with the power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or in his name, place and stead, in any and all capacities to sign any and all amendments or post-effective amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or either of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ FRANK H. LAUKIEN, PH.D. Frank H. Laukien, Ph.D.	Chairman, President and Chief Executive Officer (principal executive officer)	July 24, 2003
/s/ DR. MARTIN HAASE Dr. Martin Haase	Vice Chairman of the Board	July 24, 2003
/s/ LAURA FRANCIS Laura Francis	Chief Financial Officer and Treasurer, (principal financial and accounting officer)	July 24, 2003
/s/ M. CHRISTOPHER CANAVAN, JR. M. Christopher Canavan, Jr.	Director	July 24, 2003
/s/ TAYLOR J. CROUCH Taylor J. Crouch	Director	July 24, 2003

Collin J. D'Silva	Director
/s/ RICHARD M. STEIN Richard M. Stein	Director	July 24, 2003
/s/ BERNHARD WANGLER Bernhard Wangler	Director	July 24, 2003
Richard D. Kniss	Director
/s/ WILLIAM A. LINTON William A. Linton	Director	July 24, 2003
/s/ DANIEL S. DROSS Daniel S. Dross	Director	July 24, 2003

INDEX TO EXHIBITS

Exhibit Number	Description
5.1	Opinion of Nixon Peabody LLP
23.1	Consent of Ernst & Young LLP
23.2	Consent of Nixon Peabody LLP (included as part of its opinion filed as Exhibit 5.1 and incorporated herein by reference)
24.1	Powers of Attorney (included on the signature page of this Form S-8 and incorporated by reference)

QuickLinks

BRUKER BIOSCIENCES CORPORATION AMENDED AND RESTATED 2000 STOCK OPTION PLAN (Full title of the Plan)
NOTE
SIGNATURES
INDEX TO EXHIBITS